Exhibit 10.43

AMENDMENT NUMBER ONE TO THE

CAREMARK RX, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

Pursuant to the powers of amendment reserved under Article 6 of the Caremark Rx, Inc. Director Deferred Compensation Plan (the “Plan”), effective as of May 1, 2002, Caremark Rx, Inc. hereby amends the Plan as follows:

1.

Section 2.2 of the Plan shall be amended by deleting the same in its entirety and by substituting the following in lieu thereof:

“Each Outside Director eligible to participate in the Plan becomes a participant (a “Participant”) by electing, in a manner prescribed by the Company, to have units, valued in accordance with the provisions of Article 3, credited to him or her during any year based on a percentage of his or her cash compensation otherwise payable for service on the Company’s Board of Directors. For this purpose, the term “compensation” shall include all amounts payable to an Outside Director in cash in return for services rendered as a member of the Company’s Board of Directors in accordance with the practices for such payment established by the Company from time to time. Each Participant may defer a designated percentage of his or her compensation, in whole percentage points, up to 100 percent of such compensation. An Outside Director eligible to participate in the Plan shall be permitted to enter the Plan at any time after he or she is deemed eligible for participation. Any election to defer compensation by an Outside Director who becomes a Participant shall not apply to compensation attributable to services already rendered prior to the date that such election is received by the Company or to any compensation already paid to the Outside Director prior to such date.”

2.

Section 2.3 of the Plan shall be amended by deleting the second and third sentences thereof in their entirety and by substituting the following in lieu thereof:

“Any change or discontinuance of an election to defer compensation shall become effective as soon as reasonably practicable after it is received by the Company and shall apply only with respect to compensation payable for services rendered after the date on which the change or discontinuance notice is received by the Company, on a form and in a manner prescribed by the Company at its discretion. Notwithstanding the foregoing, any change or discontinuance of an election to defer compensation shall not apply to any compensation attributable to services already rendered or any compensation already paid to the Participant prior to the date on which such change or discontinuance becomes effective.

3.

Article 3 of the Plan shall be amended by deleting the same in its entirety and by substituting the following in lieu thereof:

“The Company shall establish a bookkeeping account (the “Account”) on behalf of each Participant under the Plan. Under procedures established by the Company in its sole discretion, the Company shall accrue each year the amount of compensation elected by the Participant to be deferred under the Plan, and as soon as reasonably practicable after such compensation is accrued under the Plan shall increase such amount deferred by 15 percent (the “Premium”). With respect to each year, the Company shall credit each Participant’s Account with a number of units (“Units”) based upon the amount of compensation deferred during such year and the Premium related thereto. The number of Units credited on behalf of a Participant with respect to any year shall be determined by dividing the sum of the amount of compensation deferred during such year and the Premium related thereto by the average value of the Company’s common stock as determined hereunder. The average value of the Company’s common stock shall mean the average closing price of a share of the Company’s common stock as reflected by composite trading on the New York Stock Exchange over the first ten (10) trading days of the month in which any such accrual occurs. For record-keeping purposes, and to facilitate the payment of benefits in accordance with the provisions of Section 4.1(b), the Company shall establish sub-accounts under each Participant’s Account to include the number of Units, as adjusted in accordance with Section 9.1, credited to such Account with respect to each year (the “Annual Credit”).”

4.

Section 4.1(b) of the Plan shall be amended by deleting the term “calendar years” in the last sentence thereof and by substituting in lieu thereof the term “years.”

The effective date of this Amendment Number One shall be March 22, 2004.